EXHIBIT 99.1


                       [GRANT PRIDECO LOGO APPEARS HERE]



FOR IMMEDIATE RELEASE

INVESTOR RELATIONS CONTACTS:                                    MEDIA CONTACT:
Jay M. Mitchell                                                     John Beltz
Treasurer                                          VP Marketing Communications
(832) 681-8558                                                  (832) 681-8502
jay.mitchell@grantprideco.com                      john.beltz@grantprideco.com

Louis A. Raspino
Senior Vice President and CFO
(832) 681-8507
louis.raspino@grantprideco.com



                   GRANT PRIDECO REPORTS THIRD QUARTER REVENUE
                            AND EARNINGS IMPROVEMENTS


         HOUSTON, TEXAS, November 4, 2003 - Grant Prideco, Inc. (NYSE:GRP) today announced third quarter 2003 net income of $7.5 million ($0.06 per share) on revenues of $221.3 million. These results compare to net income of $3.8 million ($0.03 per share) on revenues of $190.1 million in the second quarter of 2003 and net income of $1.9 million ($0.02 per share) on revenues of $162.2 million in last year's third quarter.

         Included in the above results are several special, after-tax items. The third quarter of 2003 included a $1.4 million gain from the sale of the Rotator control valve business and transition costs of $0.9 million related to the ReedHycalog acquisition completed in December 2002. The second quarter of 2003 included a $4.2 million gain from favorably renegotiating a liability to the Company's former parent; a charge of $4.1 million to reflect the estimated realizable value of inventory for exited product lines (primarily industrial); and transition costs of $1.1 million related to the ReedHycalog acquisition. Excluding these items, third quarter 2003 net income was $7.0 million ($0.06 per share), up 46% over second quarter 2003 net income of $4.8 million ($0.04 per share) and up 268% over third quarter 2002 net income of $1.9 million ($0.02 per share).

         CONSOLIDATED REVENUES INCREASED 16%, SEQUENTIALLY

         Consolidated revenues increased $31.2 million (16%) sequentially. Revenues increased $18.0 million (26%) at the Drilling Products and Services segment, $11.4 million (20%) at ReedHycalog and $5.6 million (39%) at the Marine Products and Services segment. These gains were slightly offset by declines of $2.5 million at the Tubular Technology and Services segment and $1.2 million at the Other segment.

         OPERATING INCOME INCREASED SEQUENTIALLY, AND OVER LAST YEAR'S QUARTER

         Consolidated operating income of $21.9 million in the third quarter of 2003 included transition costs of $1.0 million associated with ReedHycalog. In the second quarter of 2003, operating income of $10.9 million included inventory charges of $6.4 million and ReedHycalog transition costs of $0.5 million. (The remaining portions of the ReedHycalog transition costs in both quarters were included in other expense.) Excluding these items, operating income of $22.9 million increased 28% sequentially and 116% over last year's third quarter. Operating income margin of 10% compares to 9% in the second quarter of 2003 and 7% in last year's third quarter.

         SEGMENT RESULTS

         DRILLING PRODUCTS AND SERVICES

         Revenues in the Drilling Products and Services segment of $86.6 million represent a sequential increase of $18.0 million (26%) and a $9.2 million (12%) increase over last year's third quarter. The sequential and year-over-year increases were primarily attributable to improved sales volumes. Total drill pipe footage sold was 2.0 million feet in the third quarter of 2003, an increase of 18% over the 1.7 million feet sold in the second quarter and an increase of 25% over the 1.6 million feet sold in the third quarter of 2002.

         Operating income of $14.8 million in the third quarter of 2003 increased $6.8 million (85%) sequentially and $0.8 million (6%) over last year's third quarter.

         DRILL BITS

         ReedHycalog achieved record quarterly revenues of $68.1 million in the third quarter of 2003, representing a 20% increase from $56.7 million in the second quarter of 2003. This increase was driven by a 13% increase in worldwide drilling activity as-well-as continued successful market penetration of the new TReX(TM) fixed-cutter bit technology.

         Excluding the transition costs related to the integration of ReedHycalog, operating income in the third quarter was $14.1 million compared to $13.4 million sequentially. While operating income increased $0.7 million, it was negatively affected by increased sales and marketing expenses driven by new marketing programs, increased product re-distribution costs and incentive compensation costs. Approximately $2.0 million of these costs are expected to be non-recurring.

         TUBULAR TECHNOLOGY AND SERVICES

         Revenues for the Tubular Technology and Services segment in the third quarter of 2003 were $45.9 million, down from $48.4 million sequentially and $58.7 million in last year's third quarter. The revenue declines resulted from weakness in Gulf of Mexico rig activity and continued distributor inventory liquidation. The year-over-year decline also reflects a $5.1 million decrease in revenues related to certain tubing product lines exited earlier this year.

         Operating income of $0.7 million in the third quarter compared to $2.4 million sequentially and $1.4 million in last year's third quarter.

         MARINE PRODUCTS AND SERVICES

         Revenues of $20.0 million for the Marine Products and Services segment in the third quarter of 2003 included $2.3 million from the Rotator control valve business, which was sold during the quarter. Excluding the contributions of Rotator, revenues for the third quarter of 2003 were $17.7 million, representing a 56% increase over the second quarter of 2003 and a 25% increase year-over-year.

         Excluding the contributions of Rotator, operating income of $0.2 million in the third quarter of 2003 compared to an operating loss of $1.3 million sequentially and operating income of $0.4 million in last year's third quarter.

         CAPITAL SPENDING AND DEBT

         Capital expenditures for the third quarter of 2003 totaled $8.6 million, compared to $9.3 million sequentially and $12.6 million in last year's third quarter.

         Total debt at September 30, 2003 was $444.6 million, down $20.6 million from June 30, 2003, and down $50.9 million from December 31, 2002.

         OUTLOOK

         The Company's Chairman and CEO, Michael McShane, commented, "We are pleased with the revenue growth achieved this quarter at our Drilling Products, ReedHycalog and Marine segments. ReedHycalog reached record quarterly revenues driven by the successful introduction of new, technologically advanced products, including the TReX PDC drill bits. Our Drilling Products segment benefited from increased international sales and a favorable mix of premium products this quarter.

         "Looking forward, we see generally stable demand for all of our products in the near term. Current inventory and consumption levels lead us to anticipate increases in demand for our Tubular Technology segment in the first half of 2004 and for our Drilling Products segment in the second half of 2004.

         "In the meantime, our efforts will remain focused on capacity and product line rationalization, and capitalizing on several new marketing and product initiatives in progress at ReedHycalog."



         Grant Prideco (http://www.grantprideco.com), headquartered in Houston, Texas, is the world leader in drill stem technology development and drill pipe manufacturing, sales and service; a global leader in drill bit technology, manufacturing, sales and service; a leading provider of high-performance engineered connections and premium tubular products and services.

     This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning, among other things, Grant Prideco's prospects for its operations and future demand for its products and services, all of which are subject to certain risks, uncertainties and assumptions. These risks, uncertainties and assumptions, which are more fully described in Grant Prideco, Inc.'s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, include the impact of changes in oil and natural gas prices and worldwide and domestic economic conditions on drilling activity and demand for and pricing of Grant Prideco's products, expectations for increased North American and international drilling activity and rig count increases particularly in the Gulf of Mexico, Grant Prideco's ability to assimilate ReedHycalog's operations and maintain and increase its market share, expectations relating to Grant Prideco's ability to maintain and increase pricing in its various product lines, foreign currency issues, impact of geo-political and other events affecting international markets and trade, Grant Prideco's ability to remain on the leading edge of technology in its products, the impact of international and domestic trade laws, unexpected changes in exchange rates, unforeseen or unexpected litigation or claims, manufacturing difficulties and disruptions, and Grant Prideco's assumptions relating thereto. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material respects from those currently anticipated and reflected in Grant Prideco's forward-looking statements.

                               GRANT PRIDECO, INC.

                            STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                               THREE MONTHS ENDED        NINE MONTHS ENDED
                                                                  SEPTEMBER 30,             SEPTEMBER 30,
                                                             -----------------------  ----------------------
                                                                2002         2003        2002        2003
                                                             ----------   ----------  ----------  ----------
 REVENUES.................................................   $  162,237   $  221,335  $  482,889  $  601,934
                                                             ----------   ----------  ----------  ----------

   COSTS AND EXPENSES:
     Cost of Sales........................................      129,820      146,240     374,257     413,297
     Sales and Marketing .................................        7,219       30,075      20,329      76,347
     General and Administrative...........................       14,888       17,556      42,215      50,414
     Research and Engineering.............................        1,013        4,966       2,505      13,029
     Other Charges........................................           --           --       7,045          78
                                                             ----------   ----------  ----------  ----------
                                                                152,940      198,837     446,351     553,165
                                                             ----------   ----------  ----------  ----------

EQUITY INCOME (LOSS) IN UNCONSOLIDATED AFFILIATES.........        1,273         (568)      4,913       1,103
                                                             ----------   ----------  ----------  ----------

OPERATING INCOME..........................................       10,570       21,930      41,451      49,872
                                                             ----------   ----------  ----------  ----------

OTHER INCOME (EXPENSE):
  Interest Expense........................................       (5,795)     (10,800)    (18,053)    (32,674)
  Other, Net..............................................         (462)       1,742        (688)     10,006
                                                             ----------   ----------  ----------  ----------
                                                                 (6,257)      (9,058)    (18,741)    (22,668)
                                                             ----------   ----------  ----------  ----------
INCOME BEFORE INCOME TAXES................................        4,313       12,872      22,710      27,204
INCOME TAX PROVISION......................................       (1,337)      (4,505)     (7,040)     (9,521)
                                                             ----------   ----------  ----------  ----------
NET INCOME BEFORE MINORITY INTERESTS......................        2,976        8,367      15,670      17,683
MINORITY INTERESTS........................................       (1,031)        (883)     (2,286)     (2,339)
                                                             ----------   ----------  ----------  ----------
NET INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING
  CHANGE..................................................        1,945        7,484      13,384      15,344
CUMULATIVE EFFECT OF ACCOUNTING CHANGE, NET OF TAX........           --           --      (6,412)         --
                                                             ----------   ----------  ----------  ----------
NET INCOME................................................   $    1,945   $    7,484  $    6,972  $   15,344
                                                             ==========   ==========  ==========  ==========
BASIC NET INCOME PER SHARE:
  Basic net income before cumulative effect of
    accounting change.....................................   $     0.02   $     0.06  $     0.12  $     0.13
  Cumulative effect of accounting change..................           --           --       (0.06)         --
                                                             ----------   ----------  ----------  ----------
  Net income..............................................   $     0.02   $     0.06  $     0.06  $     0.13
                                                             ==========   ==========  ==========  ==========
  Basic weighted average shares outstanding...............      111,620      121,775     110,974     121,507
                                                             ==========   ==========  ==========  ==========
DILUTED NET INCOME PER SHARE:
  Diluted net income before cumulative effect of
    accounting change.....................................   $     0.02   $     0.06  $     0.12  $     0.12
  Cumulative effect of accounting change..................           --           --       (0.06)         --
                                                             ----------   ----------  ----------  ----------
  Net income..............................................   $     0.02   $     0.06  $     0.06  $     0.12
                                                             ==========   ==========  ==========  ==========
  Diluted weighted average shares outstanding.............      112,685      123,308     112,420     123,256
                                                             ==========   ==========  ==========  ==========
OTHER DATA:
  Depreciation and Amortization..........................    $    7,692   $   11,490  $   22,924  $   33,562
  Cash Provided by Operating Activities..................        26,453        9,965     107,912      61,102
  Cash Provided by (Used in) Investing Activities........       (19,708)       3,649     (40,415)    (16,044)
  Cash Used in Financing Activities......................        (9,556)     (20,387)    (61,798)    (51,872)
  Capital Expenditures (a)...............................        12,644        8,573      34,459      28,386

                                                            DECEMBER 31,  SEPTEMBER 30,
                                                               2002           2003
                                                            -----------   ------------
BALANCE SHEET DATA:                                                       (UNAUDITED)
  Total Assets...........................................   $ 1,315,349   $  1,292,488
  Total Debt.............................................       495,503        444,582
  Total Liabilities......................................       726,477        684,141
  Stockholders'                                                 588,872        608,347
  Equity.................................................

Backlog at Period Ended .................................   $    87,176   $    123,766

-----------
     (a)    Capital expenditures for property, plant, and equipment exclude the costs related to acquisitions of businesses.

RECONCILIATION OF GAAP RESULTS

         The following tables reconcile reported GAAP results referenced in this press release (in thousands, except per share data and percentages):

                                                   THREE MONTHS ENDED
                                     ----------------------------------------------
(UNAUDITED)                           SEPTEMBER 30, 2003          JUNE 30, 2003
                                     ---------------------    ---------------------
                                               DILUTED EPS              DILUTED EPS
                                               -----------              -----------
Reported Net Income................  $  7,484   $    0.06     $  3,826   $    0.03
Gain on Sale of Rotator............    (1,420)      (0.01)          --          --
ReedHycalog Transition Costs.......       949        0.01        1,075        0.01
Renegotiated Liability with
Former Parent......................        --          --       (4,242)      (0.03)
Inventory Reserves for
Exited Product Lines...............        --          --        4,144        0.03
                                     --------   ---------     --------   ---------
Adjusted Net Income................  $  7,013   $    0.06     $  4,803   $    0.04
                                     ========   =========     ========   =========

                                                   THREE MONTHS ENDED
                                     ----------------------------------------------
(UNAUDITED)                           SEPTEMBER 30, 2003          JUNE 30, 2003
                                     ---------------------    ---------------------
                                                  MARGIN %                 MARGIN %
                                               -----------              -----------
Reported Consolidated
  Operating Income.................  $ 21,930          10%    $ 10,941           6%
ReedHycalog Transition Costs.......       981           0%         544           0%
Inventory Reserves for Exited
Product Lines......................        --          --        6,425           3%
                                     --------   ---------     --------   ---------
Adjusted Consolidated
  Operating Income.................  $ 22,911          10%    $ 17,910           9%
                                     ========   =========     ========   =========

                                                   THREE MONTHS ENDED
                                     ----------------------------------------------
(UNAUDITED)                           SEPTEMBER 30, 2003          JUNE 30, 2003
                                     ---------------------    ---------------------
                                                  MARGIN %                 MARGIN %
                                               -----------              -----------
Reported ReedHycalog
  Operating Income.................  $  13,116         19%    $ 12,903          23%
ReedHycalog Transition Costs.......        981          2%         544           1%
                                     ---------  ---------     --------   ---------
Adjusted ReedHycalog
  Operating Income.................  $  14,097         21%    $ 13,447          24%
                                     =========  =========     ========   =========

                                                               THREE MONTHS ENDED
                                            -------------------------------------------------------
(UNAUDITED)                                 SEPTEMBER 30, 2003   JUNE 30, 2003   SEPTEMBER 30, 2002
                                            ------------------   -------------   ------------------
Reported Marine Revenues.....................  $   19,950         $   14,377          $   19,086
Rotator Revenues.............................       2,235              3,050               4,860
                                               ----------         ----------          ----------
Adjusted Marine Revenues.....................  $   17,715         $   11,327          $   14,226
                                               ==========         ==========          ==========

                                                               THREE MONTHS ENDED
                                            ------------------------------------------------------------------
(UNAUDITED)                                      SEPTEMBER 30, 2003      JUNE 30, 2003      SEPTEMBER 30, 2002
                                                 -------------------   ------------------   ------------------
                                                            MARGIN %             MARGIN %             MARGIN %
                                                            --------             --------             --------
Reported Marine Operating Income (Loss)......  $     562      3%       $   (1,039)   (7%)   $   806      4%
Rotator Operating Income ....................        349      2%              282     2%        420      2%
                                               ---------    ------     ----------   ------  -------   ------
Adjusted Marine Operating Income (Loss)......  $     213      1%       $   (1,321)   (9%)   $   386      2%
                                               =========    ======     ==========   ======  =======   ======

                  SUPPLEMENTAL QUARTERLY FINANCIAL INFORMATION
                                  (Unaudited)
                                 (in thousands)

                                            THREE MONTHS ENDED               NINE MONTHS ENDED
                                               SEPTEMBER 30,                   SEPTEMBER 30,
                                        --------------------------      --------------------------
                                           2002            2003            2002            2003
                                        ----------      ----------      ----------      ----------
REVENUES:
  Drilling Products and Services        $   77,362      $   86,650      $  244,752      $  219,861
  ReddHycalog                                    -          68,081               -         178,056
  Tubular Technology and Services           58,680          45,871         169,940         143,599
  Marine Products and Services              19,086          19,950          47,086          52,668
  Other                                      7,109             783          21,111           7,750
                                        ----------      ----------      ----------      ----------
                                        $  162,237      $  221,335      $  482,889      $  601,934
                                        ----------      ----------      ----------      ----------
OPERATING INCOME (LOSS):
  Drilling Products and Services        $   13,999      $   14,787      $   53,182      $   31,672
  ReddHycalog                                    -          13,116               -          35,733
  Tubular Technology and Services            1,441             682           9,262           5,792
  Marine Products and Services                 806             562             (71)           (236)
  Other                                        373          (1,256)         (1,176)         (8,365)
  Corporate                                 (6,049)         (5,961)        (19,746)        (14,724)
                                        ----------      ----------      ----------      ----------
                                        $   10,570      $   21,930      $   41,451      $   49,872
                                        ----------      ----------      ----------      ----------
DEPRECIATION AND AMORTIZATION:
  Drilling Products and Services        $    3,027      $    3,742      $    9,163      $   10,786
  ReddHycalog                                    -           2,689               -           7,999
  Tubular Technology and Services            3,119           2,618           9,147           8,082
  Marine Products and Services               1,087           1,161           3,000           3,337
  Other                                        209             768             972           2,130
  Corporate                                    250             512             642           1,228
                                        ----------      ----------      ----------      ----------
                                        $    7,692      $   11,490      $   22,924      $   33,562
                                        ----------      ----------      ----------      ----------
CAPITAL EXPENDITURES FOR PROPERTY,
  PLANT AND EQUIPMENT:
  Drilling Products and Services        $    6,896      $    2,491      $   16,403      $   13,553
  ReddHycalog                                    -           2,177               -           4,190
  Tubular Technology and Services            3,549             389           8,573           2,001
  Marine Products and Services                 800           2,018           3,705           5,024
  Other                                        109               -             639               -
  Corporate                                  1,290           1,498           5,139           3,618
                                        ----------      ----------      ----------      ----------
                                        $   12,644      $    8,573      $   34,459      $   28,386
                                        ----------      ----------      ----------      ----------

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